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                                                                    Exhibit 23.4

[ERNST & YOUNG LOGO]


                                    Consent



We consent to the reference to our firm and to the summary of our opinion under the caption "Tax Considerations Under the Laws of Switzerland" and to the inclusion of our opinion dated August 31, 2001 in Pre-Effective Amendment No. 1 to the Registration Statement filed on Form F-3 (No. 333-64844) and related Prospectus of UBS AG for the registration of Debt Securities and Warrants.



                                             Ernst & Young Ltd.





                               /s/   Alfred Preisig          /s/   Urs Schupfer
                               --------------------          ------------------
                               Alfred Preisig                Urs Schupfer
                               Partner Tax                   Senior Manager Tax



Zurich, Switzerland
31 August 2001